UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012

NANOSPHERE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33775	36-4339870
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4088 Commercial Avenue, Northbrook, Illinois		60062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 400-9000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	Nanosphere, Inc. (the “Company”) held its annual meeting of shareholders on May 30, 2012 (the “Annual Meeting”). The following is a summary of the matters voted on at the meeting.

(b)	The shareholders elected all six nominees for director to serve until the next annual meeting of stockholders in 2013, as follows:

	For	Withheld	Broker Non-Vote
William P. Moffitt III	29,273,576	185,783	9,497,256
Mark Slezak	27,666,739	1,792,620	9,497,256
André de Bruin	20,225,164	9,234,195	9,497,256
Chad A. Mirkin	27,943,841	1,515,518	9,497,256
Lorin J. Randall	28,898,982	560,377	9,497,256
William T. White III	29,304,832	154,527	9,497,256

By the following vote, the shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as such compensation was described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of the Company’s proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on April 30, 2012:

For	Against	Abstain	Broker Non-Votes
26,883,403	2,503,326	72,630	9,497,256

By the following vote, the shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

For	Against	Abstain
38,661,384	142,674	152,557

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOSPHERE, INC. (Registrant)

Date: June 1, 2012	By:	/s/ Roger Moody
Roger Moody Chief Financial Officer, Vice President of Finance & Administration, Treasurer, Secretary